Exhibit 10.21A
SECOND AMENDMENT OF
JOHN BEAN TECHNOLOGIES CORPORATION
NON-QUALIFIED SAVINGS AND INVESTMENT PLAN
WHEREAS, John Bean Technologies Corporation (the “Company”) maintains the John Bean Technologies Corporation Non-Qualified Savings and Investment Plan (the “Plan”); and
WHEREAS, the Company now deems it necessary and desirable to amend the Plan to increase the Company’s employer contributions to the Plan; and
WHEREAS, this Second Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment.
NOW, THEREFORE, by virtue and in exercise of the powers reserved to the Company to amend the Plan, the Plan is hereby amended as follows, effective January 1, 2020:

1.	Section 5.1 of the Plan is hereby amended in its entirety to read as follows:
Employer Contributions. With respect to each Plan Year for which an employee remains an eligible employee and satisfies the conditions of Article III for such Plan Year, the Participant shall be credited with an Employer Contribution equal to 6.5% of the Participant’s Excess Compensation and 6.5% of the Participant’s Deferral Contributions for such Plan Year.
IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 20th day of December, 2019.
John Bean Technologies Corporation
By: /s/ Jason T. Clayton
Its: Executive Vice President -Human Resources

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